U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES OF

SMALL BUSINESS ISSUERS

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Commission file number: ________

SA RECOVERY CORP.

(Name of Small Business Issuer in its charter)

Oklahoma	26-3090646
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3806 Minnesota Street

Bartlesville, Oklahoma 74006

(Address of principal executive offices) (Zip Code)

Issuer’s telephone number: (918) 336-1773

Securities to be registered pursuant to Section 12(b) of the Act:

none

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange

Act. (Check one):
Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

TABLE OF CONTENTS

Item 1.  Business

3

Item 1A. Risk Factors

5

Item 2. Financial Information

12

Item 3. Properties

15

Item 4. Security Ownership Of Certain Beneficial Owners And Management

15

Item 5. Directors, Executive Officers, Promoters And Control Persons

16

Item 6. Executive Compensation

18

Item 7. Certain Relationships And Related Transactions

21

Item 8. Legal Proceedings

21

Item 9. Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters  21

Item 10. Recent Sales of Unregistered Securities

22

Item 11. Description Of Registrant’s Securities To Be Registered

22

Item 11a. Common Stock

22

Item 11b. Preferred Stock

23

Item 11c. Dividends

23

Item 11d. Transfer Agent

23

Item 12. Indemnification Of Directors And Officers

23

Item 13. Financial Statements and Supplementary Data

24

Item 14. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

36

Item 15. Financial Statements and Exhibits

36

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts.  These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.”  Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward-looking statements.  The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.  Business

SA Recovery Corp. is an environmental equipment company that manufacturers a mobile unit that removes contaminants from sand.  We are a development stage company that has not generated any revenues as of our recent fiscal year.

SA Recovery Corp. was incorporated on July 28, 2008 in the State of Oklahoma. Our former parent company, AMS Heath Sciences, Inc., (“AMS”) was originally incorporated on May 22, 1987.  On December 27, 2007, AMS filed a voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of Oklahoma, Case no. 07-14678. On July 15, 2008, the Bankruptcy Court issued an Order Confirming the First Amended Plan of Reorganization with an effective date of July 28, 2008.

As part of the reorganization, AMS caused SA Recovery Corp. to be incorporated as a wholly owned subsidiary.  On July 28, 2008, AMS completed the reorganization and merger.  The assets and operations of AMS were sold under the Bankruptcy Court Plan.  Under the terms of the reorganization, each issued and outstanding share of AMS Health Science, Inc. was converted into a share of SA Recovery Corp., having the same designations, rights, powers, and preferences, and qualifications, limitations, and restrictions.  The former name “AMS Health Sciences, Inc.” was severed during the Bankruptcy proceedings and is not related to SA Recovery Corp.

On July 28, 2008, the Company purchased the Sand Extraction Prototype I  from CGJ Holding, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000. The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand. Concurrently, the Company entered into a two (2) year License Agreement with CGJ for the sum of $10,000  that grants the Company the exclusive right to make, use, and ultimately sell commercial units capable of removing contaminants, including asphalt, from sand or rock composite.  The License is renewable in the event that the Company is able to sell a commercial version of the Sand Extraction Prototype I.  Pursuant to the License Agreement, the Company is required to pay a ten percent (10%) royalty fee for each commercial unit sold. The License Agreement contains a languishing clause that terminates the License Agreement in the event that the Company is unable to design, manufacturer and sell a commercial unit during the two year time period.  On September

12, 2008, the Company hired BP Corp., an Oklahoma corporation, to improve the design and the test the commercial limitations of the Sand Extraction Prototype I.  The Company is currently developing new technology to wash contaminants from sand that has been contaminated hydrocarbons, such as asphalt.     The Company envisions the Sand Extraction Prototype I being used to assist in the cleanup of contaminated sand as a result of a natural disaster, environmental spill or industrial accident.  The Company is currently testing the Sand Extraction Prototype I to determine if the unit is capable of removing asphalt from sand on a commercial scale.

Our common stock is currently traded on the Pink Sheets under the symbol SARY.  Prior to November 20, 2008, our common stock was traded on the Pink Sheets under the symbol AMSI.

The Sand Extraction Prototype I is capable of washing two cubic yards of contaminated sand per hour.  Our technology utilizes a fluidized bed, vibrating feeds in a counter-flow of wash water in the sand cleaning process. During that hour, the machine is capable of producing two cubic yard of cleaner sand.  Typically, during a natural disaster, environmental spill, or industrial accident, the sand must be removed and replaced with additional sand.  The process of removing and replacing large quantities of sand can be cumbersome and difficult because of the size and volume of the sand required, which must be moved by multiple loads of large trucks into the location.  Our commercial unit will be mobile and outfitted onto a standard 50-foot trailer to send directly to an environmental disaster, accident, or cleanup site. The mobile unit will consist of all the equipment necessary to remove contaminants from sand at the  location. The mobile unit will require two people to operate.  The Sand Extraction Prototype I is still in the development stage.  The Company intends to have the unit ready for commercial trials by September 1, 2009.

Growth

Our growth is dependent upon the successful completion of the commercial mobile unit capable of washing sand at a viable rate of at least four (4) cubic yards per hour.  If a commercial unit becomes available for sale on the market, then our growth will become dependent upon the sale of the commercial unit to various municipalities and private companies in the environmental restoration sector, and to the agriculture industry for the removal of sand from manure for reuse of the washed sand.

The Sand Cleaning Industry

We intend to provide our product and services to government agencies, municipalities, and private companies responsible for the restoration or replacement of contaminated sand in the southern region of the Unites States.  The main factor influencing demand for environmental equipments is dependent upon the magnitude and location of natural disasters, environmental spills and industrial accidents.  Feedlots and dairies may also influence the demand for our product where sand is used for bedding material.

Our Distribution Method

Our plan is to enter sales contracts directly with the client.  The product would be shipped as freight to client.

Competition

Our competition includes large and mid-sized independent contractors as well as major environmental equipment companies with international operations. We believe that the principal competitive factors in the market areas that we serve are mobility, price, product quality, efficiency, and availability of equipment.

The market for the environmental recovery services industry is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the environmental recovery services industry have substantial competitive advantages than we have, including:

•	longer operating histories;

•	significantly greater financial, technical and marketing resources;

•	greater brand name recognition;

•	better distribution channels;

•	existing customer bases; and

•	commercially accepted products.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in the environmental recovery services industry and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

We differentiate ourselves from our major competition by our unique mobile equipment. Our management believes that the mobile unit will offer an advantage over removing, disposing, and replacing sand that has been contaminated with contaminants.  The mobile unit will be readily dispatched to a location to wash sand without the additional expense of hauling, disposing of, and purchasing replacement sand.

Our target market is governmental agencies and private companies contracted to replace or restore sand that has been containment by contaminants.  We believe this business model will enable us to grow our business. However, we are a minor participant in the industry and compete in the environmental equipments sector with many other companies having far greater financial, technical and other resources.

Marketing

We have little market presence at this time. So far, we have no customers.  As we complete the commercial testing of our Sand Extraction Prototype I unit, we intend to seek new clients by informing the governmental agencies and private sector of the unit’s capabilities.

Research and Development

We purchased the Sand Extraction Prototype I, for the sum of $15,000.  In addition, we entered into a two-year license agreement for $10,000.  The terms of the license agreement may be modified in the event that we are able to build a unit capable of filtering sand on a commercial scale.  Since our inception, we have paid $31,500 to B.P. Corp for research or development of the Sand Extraction Prototype I.

Intellectual Property

We have not filed for any protection of any trademarks. As a license holder of the technology, we do not have the right or option to file for a patent.  The licensor has retained a patent attorney for the purpose of filing for patent protection.

Environmental Law Compliance

As our business plan involves offering equipment to remove contaminants from sand, including hydrocarbons, we expect that we will be governed by the comprehensive federal and state laws that regulate the discharge of materials into or onto the environment or otherwise relate to health and safety or the protection of the environment.  Our machine has not been tested to determine if it will meet any federal, state or agency requirements related to the discharge of wastewater and of the materials cleaned by our product.  To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

 Item 1A. Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and the financial statements included herein before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected, and you may lose all or part of your investment in the stock. This section includes or refers to forward-looking statements. You should refer to the explanations of the qualifications and limitations on forward-looking statements discussed in “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATED TO OUR FINANCIAL RESULTS

If we are unable to successfully obtain additional financing, we will not have sufficient cash to continue operations.

We will need to raise additional funds in order to satisfy our future liquidity requirements. We currently anticipate that our available cash resources will be insufficient to meet our anticipated needs for working capital and capital expenditures and we will require additional funds earlier to the extent our level of operations significantly expands. We estimate our capital requirements to operate for the next twelve months at approximately $160,000. It is unlikely that we will be able to generate sufficient cash flows from operations to meet any unexpected cash requirements during the next 12 months or to meet our anticipated needs for working capital and capital expenditures thereafter.  It is likely that we will seek to meet these liquidity requirements through public or private equity offerings or debt financings.  Current market conditions present uncertainty as to our ability to secure additional financing.  There can be no assurances that we will be able to secure additional financing, or obtain favorable terms on such financing if it is available, or as to our ability to achieve positive cash flow from operations.  Continued negative cash flows create significant uncertainty about our ability to implement our operating plan and we may have to reduce the scope of our planned operations.  If cash and cash equivalents, together with cash generated from operations, if any, are insufficient to satisfy our liquidity requirements, we will not have sufficient resources to continue operations.  We have made no arrangements to obtain future additional financing at this time, and if required, there can be no assurance that such financing will be available on acceptable terms.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of the date of our most recent audit, which included the fiscal year ended February 28, 2009, we had not generated sufficient revenues to meet our cash flow needs.  As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern.  We are operating at a net loss, and may continue to incur losses for a period of time.  We cannot assure you that we will be able to obtain sufficient funds from our operating or financing activities to support our continued operations.  If we cannot continue as a going concern, we may need to substantially revise our business plan or cease operations, which may reduce or negate the value of your investment.

We have experienced operating losses since our inception and our auditors have indicated uncertainty concerning our ability to continue operations as a going concern.

Since our inception on July 28, 2008, we have incurred accumulated net losses of $92,663 from inception through February 28, 2009.  We expect to continue to incur substantial losses and may not generate significant revenue, if any, for the immediate future.  We have a working capital deficit of $34,718 at February 28, 2009, so our ability to continue as a going concern prior to the generation of significant revenue is dependent upon obtaining additional financing for our planned operations.  If we fail to generate enough working capital, either from future equity or debt sales or revenue from operations, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

It is difficult to evaluate our business and prospects because we have a limited operating history.

We were incorporated in July 2008, are a development stage company and have had no revenue to date. Because we have a limited operating history, it is difficult to accurately predict whether and when we will generate revenue or to evaluate our future prospects and an investment in our common stock. Our prospects are uncertain and must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development.

Our operating results may prove unpredictable, and, if a market for our common stock develops, our common stock price may decrease or fluctuate significantly.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If a market for our common stock develops and our operating results fluctuate negatively in any future quarter, the trading price of our common stock may fall significantly. Factors that may cause our operating results to fluctuate significantly include the following:

•	our ability to generate enough working capital from future equity sales;

•	the level of commercial acceptance of our products;

•	our ability to enter into marketing and distribution agreements;

•	fluctuations in the demand for crude oil and products associated with refining crude oil;

•

intense competition in the environmental restoration sector, including direct competition from small and large independent companies, substantially all of which have existing relationships with companies that provide products or services that involve cleaning services during the aftermath of a natural disaster, environmental spill or industrial accident, and have significantly greater capital resources and infrastructure than we have;

•	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

•	general economic conditions and economic conditions specific to the crude oil refining industry; and

•	other competing technologies entering the market.

RISKS RELATED TO OUR BUSINESS

Our ability to effectuate additional financing transactions to fund our operations could impair the value of your investment, and we may not be able to meet our future capital requirements.

We will need to raise additional funds to build a mobile unit that is capable of washing contaminated sand on a large commercial scale.  We may be unable to obtain any required additional financing on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we will be unable to fund our expansion, successfully promote our brand and products, develop new products, respond to competitive pressures or take advantage of acquisition opportunities, any of which would have a material adverse effect on our business. It is likely we will seek to raise additional funds through public or private equity offerings or debt financings. If we raise additional funds through the issuance of equity securities, our stockholders will likely experience dilution of their ownership interest, and the newly-issued securities may have rights superior to those of our common stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payment of dividends. There can be no assurances that we will be able to secure additional financing, or obtain favorable terms on such financing if it is available. Continued negative cash flows create uncertainty about our ability to fully implement our operating plan and we may have to reduce the scope of our planned operations, which may jeopardize our ability to continue our business. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking protection under federal bankruptcy laws.

We are a development stage, independent environmental manufacturing company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage environmental manufacturing company, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and no revenue to date. This makes it difficult to evaluate our future performance and prospects. Our company must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;

•	we may not be able to raise the capital required to develop our initial customer base and reputation;

•	we may not be able to successfully implement our business model and strategy;

•

Our success is dependent upon management that has other full time employment, has limited experience and will only devote limited part time working for the Company, and this makes our future even more uncertain;

•

James Ditanna, our sole director and officer, has agreed to provide services on an as needed basis for a term of 24 months. We have not obtained key man life insurance. Notwithstanding the combined limited experience and time commitment of management, loss of the services would adversely affect development of our business and its likelihood of continuing operations; and

•

Our Director who is our sole Officer has a conflict of interest in that he is an officer and director of other companies, which will prevent him from devoting full-time to our operations, which may affect our operations.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

We have incurred net operating losses of $92,663 from our inception through February 28, 2009, and our chances of reaching significant operations are remote.

Because we have to scale-up operations and acquire contracts only on a test-pilot basis, the chances that we will have significant commercial operations is remote. The Company also could, if a third party ever desired, license the Company's technology or contract to use our technology, equipment, or services to wash contaminated sand.  Even if our technology works on a commercial scale, we may not succeed either because the technology does not work as well on a commercial scale as it does on a test-pilot scale or because our cost to clean contaminated sand is greater than the market price to remove and replace the contaminated sand. A key strategy for the Company’s growth is substantially dependent upon its ability to acquire contracts in which to use its technology. The Company has no prior experience operating its technology on a commercial scale.

 The environmental recovery services industry is extremely competitive and if we are not able to compete successfully against other independent contractors both large and small, we will not be able operate our business and investors will lose their entire investment.

The market for the environmental recovery services industry is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the environmental recovery services industry have substantial competitive advantages than we have, including:

•	longer operating histories;

•	significantly greater financial, technical and marketing resources;

•	greater brand name recognition;

•	better distribution channels;

•	existing customer bases; and

•	commercially accepted products.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in the environmental recovery services industry and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

Our success will be largely dependent upon James Ditanna, our President and CEO, and other key personnel, and if Mr. Ditanna leaves our Company, our operations will largely cease until we can find a new replacement for him.

Our success will be largely dependent upon the continued employment of James Ditanna, our President and Chief Executive Officer, and who has prior experience as an executive officer of a publicly-traded company. The loss of Mr. Ditanna could have a material adverse effect on the implementation of our business plan. If we lose the services of B.P. Corp., we would need to devote resources to finding replacement consultants and until replacements were found, we would be operating without the skills or leadership of such personnel, any of which could have a significant adverse effect on our business. It is possible that Mr. Ditanna will terminate his employment with us. In addition, we do not presently maintain insurance on Mr. Ditanna.

Our success depends in large part on our current key personnel and our ability to attract and retain additional key personnel, which we may or may not be able to do.

Our inability to recruit and train adequate numbers of qualified personnel on a timely basis would adversely affect our ability to design, manufacture, market and support our products.

In addition, our success will depend on our ability to hire additional experienced engineers, senior management and sales and marketing personnel. Opportunities available in other companies could make recruiting and retaining employees, especially design engineers, more difficult for the Company. To attract and retain individuals with the requisite expertise, we may be required to grant large option or other stock-based incentive awards, which may be dilutive to shareholders. We may also be required to pay significant base salaries and cash bonuses, which could harm our operating results. If we do not succeed in hiring and retaining candidates with appropriate qualifications, we will not be able to grow our business and our operation results will be harmed.

The Company’s sole Director and Officer will not devote all of his time to the Company’s business, the result of which could harm our business.

The Company’s sole Director and Officer will be involved in other business activities that may result in his spending less time than is appropriate or necessary in order to manage the Company’s business successfully. The Company’s arrangements with its officers and directors are that they may spend a material portion of their time providing services to other business pursuits and affiliates on matters unrelated to the business of the Company.

Decreases in the cost of sand could harm our anticipated profitability in the future.

The Company’s projected profits are dependent on the difference in the cost of cleaning sand compared to purchasing replacement sand for areas struck by natural disaster(s), environmental spills, or industrial accidents.  Decreases in the cost to purchase replacement sand could adversely affect our profitability in the future.

Our operations are concentrated in the environmental recovery services industry, which means that our business will likely be adversely affected if there is a lack of natural disasters, environmental spills or industrial accidents.

We will initially focus our operations on business connections with companies that operate in the environmental recovery services industry. Accordingly, a lack of lack of natural disasters, environmental spills or industrial accidents involving sand could impact our operations.

Future acquisitions of companies may disrupt our business or distract our management.

In the future, we may seek to acquire or make investments in complementary companies or businesses. We may not be able to acquire or manage additional businesses profitably or to successfully integrate any acquired businesses with our business. Businesses that we acquire may have liabilities that we underestimate or do not discover during our pre-acquisition investigations. Certain liabilities, even if we do not expressly assume them, may be imposed on us as the successor to the business. Further, each acquisition may involve other special risks that could cause the acquired businesses to fail to meet our expectations. For example:

•	the acquired businesses may not achieve expected results;

•	we may not be able to retain key personnel of the acquired businesses;

•	we may incur substantial, unanticipated costs, delays or other operational or financial problems when we try to integrate businesses we acquire with our own;

•	our financial and managerial resources may be diverted from our core business; or

•	our management may not be able to manage the combined entity effectively or to make acquisitions and grow our business internally at the same time;

•	In addition, we may incur debt or issue equity securities to pay for any future acquisitions or investments, which could dilute the ownership interest of our existing stockholders in our company.

If we do not manage our anticipated growth efficiently, we may not be able to operate our business effectively.

We expect to expand our operations by seeking additional financing. If we expand our operations, we may strain our management, operations, systems and financial resources. To manage our anticipated future growth, we must improve and effectively utilize our existing operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among our technical, finance, marketing, sales and production staffs. In addition, we will need to improve our accounting systems and procedures and computer software and hardware systems in order to operate our business more effectively and manage our expansion. We also will need to manage complex relationships with government agencies, strategic partners, advertisers and other third parties. Our failure to effectively manage our expected growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

Our failure to protect the intellectual property and proprietary technology may significantly impair our competitive advantage.

The Company currently does not own or possess any patent protection of our proprietary technology. We rely on a combination of a license agreement, trade secrets, and nondisclosure to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property. Even if the inventor files for a patent application, the patent and trade secret protection may not be adequate to deter third party infringement or misappropriation of any patents and similar proprietary rights.

In addition, any potential patent issued to the inventor of the technology that is licensed to the Company may be challenged, invalidated or circumvented. Our rights granted under those patents may not provide competitive advantages to us, and the claims under our patent applications may not be allowed. We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources. The process of seeking patent protection can be time consuming and expensive and patents may not be issued from currently pending or future applications.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain patents and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR CAPITAL STRUCTURE

We are controlled by a majority stockholder, which means that the majority stockholder controls all matters submitted to a vote of the stockholders, including, but not limited to, the election of directors.

Our principal shareholder, IACE Investments Two, Inc. (“IACE”), currently owns approximately 80.45% of our Common Stock.  It will have significant influence over all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. Therefore, IACE will be able to control substantially all matters requiring approval by our stockholders, including the election of directors, the amendment to our Articles of Incorporation, the approval of mergers or other business combination transactions, and will also have control over our management and affairs.  As a result of such control, certain transactions may not be possible without the approval of IACE, including proxy contests, tender offers, open market purchase programs or other transactions that could give our stock holders the opportunity to realize a premium over the then-prevailing market prices for their shares of common stock.

Some provisions of our Articles of Incorporation and Bylaws may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Some of the provisions of our articles of incorporation and bylaws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price.

For example, our articles of incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock of which 5,000,000 are available for issuance. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance shares of preferred stock with superior voting rights to shares of common stock, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult or prevent a merger, tender offer or proxy content, or any change in control involving SA Recovery Corp., as well as the removal of management, even if such events would be beneficial to the interests of SA Recovery Corp.’s shareholders, and may limit the price certain investors may be willing to pay in the future for shares of common stock. The issuance of any preferred stock could diminish the rights of holders of our common stock and therefore, could reduce the value of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent, or make it more costly to acquire or effect a change in control, thereby preserving the current stockholders’ control.

In addition, IACE’s substantial ownership positions and right to elect one member to the board of directors may have the effect of delaying, deferring, or preventing a change in control of our company, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of our common stock.

Item 2. Financial Information

Management’s Discussion and Analysis or Plan of Operation

The following information should be read in conjunction with the financial statements of SA Recovery Corp. and the notes thereto appearing elsewhere in this Form 10.  Statements in this section and elsewhere in this Form 10 that are not statements of historical or current fact constitute “forward-looking statements”. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this Form 10 beginning on page 8.

OVERVIEW

SA Recovery Corp. is a development stage company engaged in the environmental equipments sector. The Company is building a mobile sand cleaning unit that washes contaminants from sand.  As of the end of the Company’s fiscal year, the Company has generated no revenue from the sell, lease, or operations of the unit.

Our current period information is not comparable to the prior period since our inception is July 2008. We are currently a development stage company with losses from inception and negative cash flows from operations. As of the date of this report this trend is expected to continue.

On July 28, 2008, the Company purchased the Sand Extraction Prototype I prototype from CGJ HOLDING, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000. The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand.  Concurrently, the Company entered into a two (2) year License Agreement with CGJ for the sum of $10,000 and a 10% royalty on gross sales to CGJ,  that grants the Company the exclusive right to make, use, and ultimately sell commercial units capable of removing contaminants, including manure and asphalt from sand.   The License is renewable in the event that the Company is able to sell a commercial version of the Sand Extraction Prototype I.  The License Agreement contains a languishing clause that terminates the License Agreement in the event that the Company is unable to design, manufacturer and sell a commercial unit within the two-year time period.  On September 12, 2008, the Company hired the original fabricators, BP Corp, an Oklahoma corporation, to improve the design and to test the commercial limitations of the Sand

Extraction Prototype I.  The Company is currently developing new technology to wash contaminants from sand that has been contaminated by hydrocarbons, asphalt, and manure.  The Company envisions the Sand Extraction Prototype I being used to assist in the cleanup of contaminated sand as a result of a natural disaster, environmental spill, or industrial accident.  In addition, Company foresees the unit being used to process sand from manure.  The Company is currently testing the Sand Extraction Prototype I to determine if the unit is capable of removing hydrocarbons and manure separately from sand on a commercial scale.

GOING CONCERN

The accompanying financial statements are prepared assuming we will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.

We are in the development stage and have an accumulated deficit of $92,663 and working capital deficit of $34,718 as of February 28, 2009.

While we are attempting to generate revenues, we did not generate revenues through February 28, 2009. On August 1, 2008, the Company borrowed $65,000 for working capital purposes.  Management intends to attempt to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to generate sales volume and in our ability to raise additional funds, there can be no assurances to that effect. Our financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, US GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the policy below as critical to our business operations and understanding of our financial results:

Revenue recognition

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition.  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. To date, our revenues have been derived from services performed and are recognized as services are rendered.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", we examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives for property and equipment are determined once the asset is placed into service and are as follows:

Computer equipment	3 years
Lab equipment	5 years

Income taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

Intangibles and other long-lived assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", we review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Accounting for Stock Based Compensation

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, we recognize the cost resulting from all stock-based payment transactions including shares issued under our stock option plans in the financial statements. The adoption of SFAS No. 123R will have a negative impact on our future results of operations.

Plan of Operation

We anticipate two major operational events will occur in the next 12 months. They are:

1)

Completion of testing and modifications of a pre-commercial Sand Extraction Prototype I unit and

2)

Commissioning of a pre-commercial mobile extraction unit,

In July 2008, we began the testing and modifications of a pre-commercial sand extraction unit prototype that was purchased from ,CGL.   We will be testing its processing capabilities under different configurations with various types of contaminated sands through the second quarter of 2009. Based on results acquired from the operation of this unit during February 2009, we intend to commence a full-scale commercial unit in September 2009. We estimate this commercial unit will be readily transported to the field and assembled to wash up to four cubic yards of sand per hour, depending on the type and severity of the contamination.   By September 2009, we intend to commission the mobile extraction unit to either a government agency or private company to restore contaminated sand on a site location.

The plan of operation for the next 12 months requires approximately $160,000 (primarily devoted to the estimated $100,000 for construction cost of a commercial unit) and would take place during the course of the 12 months following such funds being available to SA Recovery Corp.

Subsequent Events

None

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 160 on our financial statements.

Item 3. Properties

Our property consists of office space located at 3806 Minnesota Street, Bartlesville, Oklahoma 74006. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree beyond that contemplated, we will have to find a larger space for our office.

Item 4. Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 20, 2009,  by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of our stock.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage Ownership of Common stock(1)

IACE Investments Two, Inc.[1]	25,000,000	80.45%

All Officers and Directors as a Group (1 person)	0	0%

Item 5. Directors, Executive Officers, Promoters And Control Persons

The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

NAME	AGE	POSITION
James A. Ditanna	58	CEO and Director

Mr. Ditanna will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

RESUMES

James A. Ditanna

James A. Ditanna is a graduate of Drexel University, Philadelphia, Pennsylvania, receiving a Bachelor of Science degree in Business Administration with an accounting and taxation major.  Mr. Ditanna graduated from the University of Pennsylvania with dual masters degrees (MBA/MGA) magna cum laude.  Mr. Ditanna has served as a Director of the Company since July 28, 2008.  Mr. Ditanna is the sole Director of Dynasty Energy Resources, Inc., (DYER). Mr. Ditanna is also the Director of Verilink Corp. (VRLK). Mr. Ditanna was Director of New Harvest Capital Corporation, now Azur Holdings, Inc. (AZHI); Chief Financial Officer of Nexmed, Inc.; was Director of Ideal Accents, inc., (IACE); and was Director of China Insonline Corp. (CHIO) formerly of Dexterity Surgical, Inc.

OTHER OFFERINGS

During the fiscal year ended February 28, 2009, James A. Ditanna was involved as either an officer or director, or both, with other public companies.  The following is a list of the public companies with which Mr. Ditanna has been involved with during the past fiscal year ended February 28, 2009.

Dynasty Energy Resources, Inc. (DYER), Commission File No. 000-1417907, was initially registered on March 24, 2008.  Dynasty’s common stock is currently traded on the OTCBB under the symbol “DYER.” Dynasty has no current operations.  Dynasty’s predecessors ceased operations in 2002, and the company sold its inactive operating subsidiary in September 2007.  Dynasty Energy Resources, Inc. is current in its commission filings.

China Insonline Corp., (CHIO), formerly Dexterity Surgical, Inc., Commission File No. 0-20532, was initially registered in 1988 as a development stage enterprise whose efforts and resources were devoted primarily to research and development activities of medical products until its Bankruptcy in 2004. Mr. Ditanna was subsequently appointed as a Director following the Bankruptcy Court’s approval of a Plan of Reorganization.  CHIO is currently traded on the NASDAQ Capital Market.  Mr. Ditanna resigned following a share exchange with China Insonline Corp.  China Insonline Corp. is current in its commission filings.

Verilink Corp. (VERL), Commission File No. 333-4010, was initially registered in 1996. VERL is traded on the OTCBB.  VERL developed, manufactured and marketed integrated access products for telecommunications network service providers and corporate end users.  VERL operated until April, 2006, when it filed Chapter 11 Bankruptcy.  As part of the Plan of Reorganization, Mr. Ditanna was appointed by the Bankruptcy Court as a Director.  Verilink is current in its commission filings.

Company Name	Affiliation	Date of Registration	SEC File No.	Status/Filing	Comments

Dynasty Energy Resources, Inc.	Director, majority shareholder	March 2008	000-1417907	Current	Currently an officer and Director
China Insonline Corp.	Director	1988	000-20532	Current	Resigned following share exchange
Verilink Corp.	Director	1996	333-4010	Current	Currently an Officer and Director

Conflicts Of Interest

There are certain conflicts of interest between the Company and our officers and directors.  Mr. Ditanna has other business interests to which he currently devotes attention, and may be expected to do so although management time should be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the company.

Item 6. Executive Compensation

The following is a table detailing payments made to the Company’s executive officers since the Company’s inception.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	Change in Pension Value And Non-Qualified Deferred Comp. Earnings	All Other Comp.	Total
James A Ditanna, President, Secretary, Treasurer	2008	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

The following is a table detailing outstanding equity awards at February 28, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unearned Options (#)	Option Exercise Price	Option Expiration Date	No. of Shares of Units of Stock That Have Not Vested	Market Value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards; No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
James A Ditanna, President, Secretary, Treasurer	-	-	-	-	-	-	-	-

DIRECTOR COMPENSATION
Name	Fees Earned or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
James A Ditanna, President, Secretary, Treasurer	$ 5,000	$ -	$ -	$ -	$ -	$ -	$ 5,000

We have no retirement, pension, profit-sharing, stock options or insurance programs or other similar programs for the benefit of our employees.

Compensation Discussion and Analysis

Director Compensation

Members of the Company’s Board of Directors do not receive compensation, as such, at this time.  The company is obligated to pay James A. Ditanna, in his capacity as director, $5,000 annually as base compensation through February 28, 2010.

Stock Option Grants

As of the date of this Registration Statement, the Company has not granted any stock options.

Item 7. Certain Relationships And Related Transactions

The Company has no promoters other than its executive officers and directors.  There have been no transactions which have benefited or will benefit its executive officers and directors either directly or indirectly.

Item 8. Legal Proceedings

No litigation is pending or threatened by or against the Company.

Item 9. Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

Our common stock is currently traded on the Pink Sheets under the symbol SARY.  Prior to November 20, 2008, our common stock was traded on the Pink Sheets under the symbol AMSI. There has been little to no active trading our of common stock since July 28, 2008.  The last sale price was for $2.10 on March 16, 2009.  There is no assurance that an active trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to the NASD Regulation, Inc. to have the Company's securities traded on the OTC Bulletin Board System.

The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, and a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, and a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

As of March 31, 2009, there were 257 holders of record of the Company’s common stock.  The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

Rule 144

Rule 144 has been amended by the SEC, effective February 15, 2008. Rule 144 is the common means for a stockholder to resell restricted securities and for affiliates, to sell their securities, either restricted on non restricted (control) shares.

Under the amended Rule 144, an affiliate of a company filing reports under the Exchange Act who has held their shares for more than six months, may sell in any three-month period an amount of shares that does not exceed the greater of:

•

the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

•

1% of the shares then outstanding.  Sales by affiliates under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice and the availability of current public information about the issuer.

A non-affiliate stockholder of a reporting company who has held their shares for more than six months, may make unlimited resale’s under Rule 144, provided only that the issuer has available current public information about itself. After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

Item 10. Recent Sales of Unregistered Securities

None

Item 11. Description Of Registrant’s Securities To Be Registered

The Company's authorized capital stock consists of 500,000,000 shares, of which 495,000,000 are common stock with a par value of $0.0001 per share, and of which 5,000,000 are preferred stock with a par value of $0.0001 per share.  We have 31,073,593 Common Shares issued and outstanding as of the date of this filing, and to date, no Preferred Shares are issued and outstanding.

Item 11a. Common Stock

All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefore.

Item 11b. Preferred Stock

The Board of Directors of the Company has the authority to designate one or more series of preferred stock with such voting powers, if any, and with such rights, preferences and privileges as the Board of Directors shall determine.  No series of preferred stock is used and outstanding.

Item 11c. Dividends

Holders of the common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor.  No dividend has been paid on the Company’s common stock since inception, and none is contemplated in the foreseeable future.

Item 11d. Transfer Agent

Computershare, Inc.

350 Indiana Street, Suite 750, Golden CO 80401

T 1 303.262.0678 F 1 312.601.2312

essential.registry@computershare.com

www.computershare.com

Item 12. Indemnification Of Directors And Officers

Our articles of Incorporation and Bylaws provide that we may indemnify our directors and officers to the fullest extent permitted by Oklahoma law. Such right of indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our articles of incorporation shall not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Articles of Incorporation, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise. We have not secured liability insurance on behalf of our directors and officers.

Item 13. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SA Recovery Corp.

We have audited the accompanying balance sheet of SA Recovery Corp. (a development stage company) as of February 28, 2009, and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for the period from inception (July 28, 2008) to February 28, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SA Recovery Corp. and as of February 28, 2009, and the results of its operations, changes in shareholders' equity (deficit) and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 15, 2009

SA RECOVERY CORP.

(A Development Stage Enterprise)

BALANCE SHEET

AS OF FEBRUARY 28, 2009

ASSETS
Current Assets
Cash	$ 5,273
Total current assets	5,273

Non-current assets
Intangible assets - license permit, net of accumulated amortization of $2,945	7,055
Total non-current assets	7,055

TOTAL ASSETS	$ 12,328

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$ 191
Convertible note payable, net of discount of $27,083	37,917
Accrued director salary	1,883
Total current liabilities	39,991

TOTAL LIABILITIES	39,991

SHAREHOLDERS' DEFICIT
Preferred Stock, par value $0.0001; 5 million shares authorized, 0 shares issued and outstanding at February 28, 2009	-
Common stock, par value $0.0001; 495 million shares authorized; 31,073,593 shares issued and outstanding at February 28, 2009	3,107
Additional paid in capital	61,893
Accumulated deficit	(92,663)
Total shareholders' deficit	(27,663)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$ 12,328

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

(A Development Stage Enterprise)

STATEMENT  OF OPERATIONS

FROM INCEPTION (JULY 28, 2008) TO FEBRUARY 28, 2009

REVENUES	$ -

EXPENSES
Director Salary	1,883
General and administrative	6,363
Research and development	46,500
Interest expense	37,917
Total expenses	92,663

Net Loss	(92,663)

Weighted average share outstanding	31,073,593
Loss per share (basic and fully diluted)	$ -

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

STATEMENT OF SHAREHOLDERS’ DEFICIT

FROM INCEPTION (JULY 28, 2008) TO FEBRUARY 28, 2009

				Additional Paid In Capital	Accumulated Deficit	Total
	Capital Stock
	Date	Shares	Amount

Balances, July 28, 2008		-	$ -	$ -	$ -	$ -

Shares issued to former shareholders of AMS Health Sciences, Inc.	07/28/08	13,593	1	(1)		-

Founders' shares	07/28/08	31,000,000	3,100	(3,100)		-

Shares issued to escrow agents for settlements with creditors of AMS Health Sciences, Inc.	07/28/08	60,000	6	(6)		-

Discount on note payable				65,000		65,000
Net loss, inception (7/28/08) to 2/28/09					(92,663)	(92,663)

Balances, February 28, 2009		31,073,593	$ 3,107	$ 61,893	$ (92,663)	$ (27,663)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

STATEMENT OF CASH FLOWS

FROM INCEPTION (JULY 28, 2008) TO FEBRUARY 28, 2009

OPERATING ACTIVITIES:
Net loss	$ (92,663)

Adjustments to reconcile net loss to cash flows used in operations:
Amortization of discount on note payable	37,917
Amortization of intangible assets	2,945

Changes in operating assets and liabilities
Accrued liabilities	1,883
Accounts payable	191
Cash used in operating activities	(49,727)

INVESTING ACTIVITIES
Purchase of license permit	(10,000)
Cash used in investing activities	(10,000)

FINANCING ACTIVITIES
Proceeds from note payable	65,000
Cash provided by financing activities	65,000

Net increase in cash and cash equivalents during the year	5,273
Cash and cash equivalents at Company inception	-
Cash and cash equivalents at end of period	$ 5,273

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	-
Cash paid for income taxes	-

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (JULY 28, 2008) TO FEBRUARY 28, 2009

Note 1 – Organization, Nature of Operations and Basis of Presentation

Organization and History

SA Recovery Corp. was incorporated on July 28, 2008 in the State of Oklahoma. Our former parent company, AMS Heath Sciences, Inc., (“AMS”) was originally incorporated on May 22, 1987.  On December 27, 2007, AMS filed a voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of Oklahoma, Case no. 07-14678. On July 15, 2008, the Bankruptcy Court issued an Order Confirming the First Amended Plan of Reorganization with an effective date of July 28, 2008.

 As part of the reorganization, AMS caused SA Recovery Corp., to be incorporated as a wholly owned subsidiary.  On July 28, 2008, AMS completed the reorganization and merger.  The assets and operations of AMS were sold under the Bankruptcy Court Plan.  Under the terms of the reorganization, each issued and outstanding share of AMS Health Science, Inc. was converted into a share of SA Recovery Corp., having the same designations, rights, powers, and preferences, and qualifications, limitations, and restrictions.  The former name “AMS Health Sciences, Inc.” was severed during the Bankruptcy proceedings and is not related to SA Recovery Corp.

Nature of Operations

SA Recovery Corp. is an environmental equipment company that manufacturers a mobile unit that removes contaminants from sand.  We are a development stage company that has not generated any revenues as of our recent fiscal year.

On July 28, 2008, the Company purchased the Sand Extraction Prototype I  from CGJ Holding, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000. The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand.

The Sand Extraction Prototype I is capable of washing two cubic yards of contaminated sand per hour.  Our technology utilizes a fluidized bed, vibrating feeds in a counter-flow of wash water in the sand cleaning process. During that hour, the machine is capable of producing two cubic yards of cleaner sand.  Typically, during a natural disaster, environmental spill, or industrial accident, the sand must be removed and replaced with additional sand.  The process of removing and replacing large quantities of sand can be cumbersome and difficult because of the size and volume of the sand required, which must be moved by multiple loads of large trucks into the location.  Our commercial unit will be mobile and outfitted onto a standard 50-foot trailer to send directly to an environmental disaster, accident, or cleanup site. The mobile unit will consist of all the equipment necessary to remove contaminants from sand at the  location. The mobile unit will require two people to operate.  The Sand Extraction Prototype I is still in the development stage.  The Company intends to have the unit ready for commercial trials by September 1, 2009.

Development Stage

The Company has not earned revenue from planned principal operations since inception (June 28, 2008). Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Presentation and Summary of Significant Accounting Policies

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. As of February 28, 2009, there were no cash equivalents.

Property and Equipment:   New property and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Intangible Assets and Impairments:  The Company amortizes intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impairment and written down to fair value as required. No impairment of intangible assets has been recorded during any of the periods presented.

Revenue Recognition:  SA Recovery recognizes revenue when persuasive evidence ofan agreement exists, services have been rendered, the sales price of a unit is fixed or determinable, and collectability is reasonable assured.  Since our inception on July 28, 2008 to our fiscal year ended March 31, 2009, SA Recovery had no revenues.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123R, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

We adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment” (“SFAS 123(R)”), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements. Prior to January 1, 2006, we accounted for our stock-based compensation plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations, and would typically recognize no compensation expense for stock option grants if options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

We adopted SFAS 123(R) using the “modified prospective” method, which results in no restatement of prior period amounts. Under this method, the provisions of SFAS 123(R) apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended February 28, 2009. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, SFAS 123(R) required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that adopt SFAS 123(R) using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments: Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2009. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The Company has not early adopted SFAS statement No 157.

Earnings per Common Share: Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and dilutive equivalent shares outstanding during the period. Dilutive common equivalent shares consist of options to purchase common stock (only if those options are exercisable and at prices below the average share price for the period) and shares issueable upon the conversion of our Preferred Stock. Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would be anti-dilutive for the periods presented.

There were no common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding in 2008.

Income Taxes: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes,” or SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse.

SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the effect that the adoption of SFAS 157 will have on our results of operations and financial condition and are not yet in a position to determine such effects.

 In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s consolidated financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending February 28, 2009.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (" SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair values. SFAS 159 is effective for fiscal years after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159 on our financial statements.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 160 on our financial statements.

In May 2008, the FASB issued FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP APB 14-1"). FSP APB 14-1 requires issuers of convertible debt instruments that may be settled in cash upon conversion to account separately for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We do not anticipate that the adoption of FSP APB 14-1 will have a material effect on our results of operations or financial position.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that SA Recovery Corp. will continue as a going concern. As shown in the accompanying financial statements, we had negative cash flows from operations of $49,727 in for the period from inception (July 8, 2008) to February 29, 2009, and a working capital deficit of $34,718 at February 28, 2009.  These conditions raise substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.  Management intends to finance these deficits by making additional shareholder notes and seeking additional outside financing through either debt or sales of its common stock.

Note 3 – Capital Structure

Common Stock

We are authorized to issue up to 495 million shares of common stock.  At February 28, 2009, we have issued 31,073,593 shares, all of which have been treated for accounting purposes as founders’ shares.

Preferred Stock

We are authorized to issue up to 5 million shares of preferred stock.  At February 28, 2009, none of these shares has been issued and none is outstanding.

Potentially Dilutive Securities

As is discussed in Note 4, On August 1, 2008, we issued a $65,000 note payable which, at the option of the holder, may be converted to 2 million shares of common stock.

Note 4 – Note Payable

On August 1, 2008, the Company borrowed $65,000 for working capital purposes and we issued a one-year note payable.  The note matures on August 1, 2009 and bears interest at 5% per year.  The holder has the right, with proper notice to convert the note into two-million shares or common stock at $.035 per share.

Note Discount

In accounting for this note payable, we applied FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP APB 14-1").  FSP APB 14-1 requires issuers of convertible debt instruments that may be settled in cash upon conversion to account separately for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.

We therefore initially accounted for conversion feature as equity by discounting the note in its entirety and crediting “Additional Paid In Capital”.  We are amortizing the discount over the note’s one-year life using the effective interest method.  For the period from inception (July 28, 2008) to February 28, 2009, we have amortized $37,917 of this note discount to interest expense. We have determined a beneficial conversion feature exists pursuant to EITF 00-27 and as a result the note is fully discounted and being amortized over the life of the note.

Note 5 – Intangibles:  License Permits and Agreement with CGJ Holding, LLC

On July 28, 2008, the Company purchased the Sand Extraction Prototype I  from CGJ Holding, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000.  We have included the cost of this prototype in Research and Development Expenses.

The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand. Concurrently, the Company entered into a two (2) year License Agreement with CGJ for the sum of $10,000  that grants the Company the exclusive right to make, use, and ultimately sell commercial units capable of removing contaminants, including asphalt, from sand or rock composite.  We have capitalized the cost of this intangible asset in “Intangible – license permit” and are amortizing this cost over the two-year life of our agreement with CGJ.  For the period from inception (July 28, 2008) to February 28, 2009, we have amortized $2,945 of this cost to expense.

The License is renewable in the event that the Company is able to sell a commercial version of the Sand Extraction Prototype I.  Pursuant to the License Agreement, the Company is required to pay a ten percent (10%) royalty fee for each commercial unit sold. The License Agreement contains a languishing clause that terminates the License Agreement in the event that the Company is unable to design, manufacturer and sell a commercial unit during the two year time period.

Note 6 – Commitments and Contingencies

We have no outstanding commitments for office rental or other obligations for which we would require payout disclosures.  Our only commitment is our 10% royalty fee, explained in Note 5, which does not begin until commercialization.

Note 7 – Related Party Transactions

At February 28, 2009, the Company owes $191 to a related party for expenses paid on behalf of the Company.

Item 14. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(A) Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 which begin on page 24.

(B) Exhibit Index

3.1	Articles of Incorporation

3.2	Bylaws

23.1	Consent of C.P.A.

31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act of 1934, Rule 12a-14(a) or 15d-14(a).

31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act of 1934, Rule 13a-14(a) or 15d-14(a).

32.1	Certifications pursuant to Securities Exchange Act of 1934, Rule 13a-14(b) or 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2009	By: /s/ James A. Ditanna
James A. Ditanna, President
Chief Executive Officer and
Sole Director

Footnotes

1 IACE Investments Two, Inc. is owned 100% by John Heskett.